Exhibit 13.2

CERTIFICATION PURSUANT TO

18 U.S.C. Section 1350

In connection with the filing of the Annual Report on Form 20-F for the period ended December 31, 2022 (the “Report”) by G Medical Innovations Holdings Ltd. (the “company”), the undersigned, as the Chief Financial Officer of the company, hereby certifies pursuant to 18 U.S.C. Section 1350, that, to my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date: May 16, 2023	/s/ Igor Bluvstein
Igor Bluvstein
Chief Financial Officer